SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 14, 2009

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 21st Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 428-2200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy and Receivership

On September 14, 2009, Stamford Industrial Group, Inc.’s (the “Registrant” or the “Company”) wholly-owned subsidiary, Concord Steel, Inc. (“Concord”), which constitutes substantially all of the Company’s assets, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Ohio (the “Bankruptcy Court”). Concord will seek to continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

A copy of a press release, dated September 14, 2009, issued by the Registrant announcing Concord’s filing of the Chapter 11 voluntary bankruptcy petition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04.            Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of Concord’s voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, constitutes an event of default under its senior secured credit agreement with Bank of America, N.A. (successor to LaSalle Bank National Association), as administrative agent (the “Administrative Agent”) and the other lenders party thereto (collectively with the Administrative Agent,  the “Lenders”), dated October 3, 2006, as amended pursuant to the First Amendment Agreement, Second Amendment Agreement and Third Amendment and Temporary Waiver Agreement dated December 31, 2007, March 13, 2008 and August 13, 2009, respectively (as so amended, the “Credit Agreement”).

The Registrant believes that any efforts to enforce such payment obligations under the Credit Agreement against Concord are stayed as a result of the filing of the Chapter 11 petition in the Bankruptcy Court.

Item 8.01 – Other Events.

The information described in Item 1.03 and 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press release of Stamford Industrial Group, Inc. dated September 14, 2009.

Forward-looking Statements

This Current Report on Form 8-K  includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, Concord’s ability to continue to operate as a debtor-in-possession; our ability to develop, prosecute, confirm and consummate a Chapter 11 plan of reorganization for Concord; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with Concord’s ability to develop and consummate one or more plans of reorganization; the potential adverse impact of the Chapter 11 filing on our on the market price of the Company’s common stock, its business, financial condition and results of operations as well as Concord’s operations, customers, suppliers, management and employees; the risks associated with operating Concord under Chapter 11 protection;  our ability to execute Concord’s business and restructuring plan to achieve desired cost savings and additional capital to improve liquidity; our inability to secure necessary financing and comply with the terms and covenants of such financing;  our ability to otherwise continue to operate as a going concern, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire; our ability to continue to grow revenues in our operating divisions; our ability to use our net operating loss carry forward, changes in the Company’s relationship with customers; further changes in the  demand for counterweights or the growth of the construction industry; changes in our relationship with our unionized employees; the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products;  further declines in the business of our customers; the loss of major customers; reductions to our deferred tax assets or recognition of such assets; the price of steel; and other factors described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2009

STAMFORD INDUSTRIAL GROUP, INC.

By:  /s/ Jonathan LaBarre
Jonathan LaBarre,
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Number	Exhibit

99.1	Press release of Stamford Industrial Group, Inc. dated September 14, 2009.